UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 28, 2026

THE MOSAIC COMPANY
(Exact name of registrant as specified in its charter)

DE	001-32327	20-1026454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Kennedy Blvd.		33602
Suite 2500
Tampa,	Florida
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (800) 918-8270
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MOS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On August 28, 2026, The Mosaic Company (the “Company”) issued notices of redemption for (x) all $304,897,000 aggregate principal amount outstanding of its 4.050% Senior Notes due 2027 (the “2027 Notes”) and (y) all $124,122,000 aggregate principal amount outstanding of its 5.375% Senior Notes due 2028 (the “2028 Notes” and together with the 2027 Notes, the “Notes”). In addition, Mosaic Global Holdings, Inc. (f/k/a IMC Global Inc.), a wholly owned subsidiary of the Company (the “Debentures Issuer”) issued a notice of redemption for all $108,211,000 aggregate principal amount outstanding of its 7.30% Debentures due 2028 (the “Debentures”). The Notes and the Debentures will be redeemed with cash on hand.

Pursuant to the notice of redemption to the holders of the 2027 Notes, the Company will redeem in full the outstanding 2027 Notes on September 28, 2026 (the “Redemption Date”) at a redemption price equal to the greater of (i) 100% of the aggregate principal amount thereof and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis at the Treasury Rate (as defined in the 2027 Notes), plus 30 basis points, plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

Pursuant to the notice of redemption to the holders of the 2028 Notes, the Company will redeem in full the outstanding 2028 Notes on the Redemption Date at a redemption price will be equal to the greater of (i)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date on a semi-annual basis at the Treasury Rate (as defined in the 2028 Notes), plus 20 basis points less (b) interest accrued to the Redemption Date and (ii) 100% of the aggregate principal amount thereof, plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

Pursuant to the notice of redemption to the holders of the Debentures, the Debentures Issuer will redeem in full the outstanding Debentures on the Redemption Date at a redemption price equal to the greater of (i) 100% of the aggregate principal amount thereof and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date on a semi-annual basis at the Treasury Rate (as defined in the Debentures), plus 20 basis points, plus, in each case, accrued and unpaid interest thereon to the Redemption Date. Upon the redemption of the Debentures, the indenture governing the Debentures will be discharged and cease to be of further effect.

This Current Report on Form 8-K does not constitute a notice of redemption for the Notes or the Debentures or an offer to tender for, or purchase, any Notes, Debentures or any other security.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: August 28, 2026	By:	/s/ Philip E. Bauer
	Name:	Philip E. Bauer
	Title:	Senior Vice President, General Counsel and Corporate Secretary